Exhibit 11.11

ESCROW AGREEMENT

This Escrow Agreement is entered into and effective this              day of July              2004, by and among Federal Trust Corporation, a Florida corporation (the “Company”), its subsidiary Federal Trust Bank (as “Escrow Agent”) and Kendrick Pierce Securities, Inc., a separate Florida corporation (the “Sales Agent”).

BACKGROUND INFORMATION

The Company proposes to offer for sale and issuance up to 1,200,000 shares (the “Shares”) of its single class of authorized common stock, $0.01 par value (the “Common Stock”), which Shares are to be made the subject of a registration statement to be filed with and declared effective under the Securities Act of 1933, as amended, by the United States Securities and Exchange Commission (the “Registration Statement”). Such sale offers are to be made at a selling price of $12.00 per Share, under certain conditions relating to the minimum and maximum number of Shares for which subscription offers will be accepted, but otherwise on a “best efforts” and “open-ended” basis such that no minimum number of Shares will be required to be sold prior to the Company having the legal right to take title and possession of whatever subscription proceeds are tendered by investors (the “Offering”). In connection therewith, the Company and the Sales Agent have requested the Escrow Agent to serve as the interim depository for whatever subscription proceeds (the “Subscription Funds”) are tendered by investors that offer to purchase Shares by submitting completed subscription agreements (each a “Stock Order Form”) which are accepted by the Company or its agent, the Sales Agent. The Offering is expected to remain open through September 30, 2004, or, if extended (as shall be the Company’s right), through November 29, 2004 (in either case, the “Offering Period”).

In consideration of the premises and understandings contained herein, the parties agree as follows:

OPERATIVE PROVISIONS

1. Escrow Agent Appointment. The Company and the Sales Agent hereby appoint and designate the Escrow Agent for the purposes set forth herein. The Escrow Agent acknowledges and accepts such appointment and designation.

2. Certain Additional Definitions. As used in this Agreement:

a. “Expiration Date” shall mean 5:00 p.m., Eastern Time, on the earlier of Monday, November 29, 2004, or the date upon which the Escrow Agent is notified by the Company that it has successfully completed the Offering or has elected to cancel or otherwise terminate the same.

b. “Closing Date” shall mean each business day selected by the Company and the Sales Agent upon which a release of Subscription Funds is to be made to the Company and a concurrent issuance of Shares is to be made to those subscribers responsible for the deposit of such Subscription Funds.

3. Subscription Fund Deliveries. Each of the Company and the Sales Agent shall deliver all Subscription Funds received by them to the Escrow Agent, in the form as received, by noon of the succeeding business day. Such Subscription Funds shall be maintained by the Escrow Agent for the benefit of the Company in the manner described in Section 6. below. Prior to any Closing Date, a completed and executed copy of the Stock Order Form received by the Company or the Sales Agent from each subscriber making payment of Subscription Funds, together with a copy of each written Company acceptance of such Stock Order Form, shall be delivered to the Escrow Agent, and a copy of each such Stock Order Form shall separately be delivered by the recipient, as between the Company and the Sales Agent, to such other party.

4. Dishonored Subscription Funds. If the medium of payment of any Subscription Funds is dishonored, the Escrow Agent shall, within one business day after receipt of notification of such event, orally notify each of the Company and the Sales Agent and, as soon thereafter as practicable, return the dishonored Subscription Funds to the Company in the form in which they were delivered.

5. Rejection or Modification of Stock Order Form. If, prior to the Closing Date, the Company elects not to accept a Stock Order Form or to accept the same for fewer than the number of Shares identified therein, it shall so notify the Escrow Agent. If at the time of such notification the Escrow Agent shall have deposited the applicable Subscription Funds, the Company shall inform the Escrow Agent of the Subscription Funds to be retained and direct the immediate return of the excess Funds to the subscriber. Conversely, if no such deposit shall have been effected, then, if the Company shall have elected not to accept the Stock Order Form, the Subscription Funds shall be returned in their entirety to the subscriber, or, if the Company shall have elected to accept the Stock Order Form for fewer Shares than those reflected on the Form, the Escrow Agent shall deposit all such Funds and then, as promptly as practicable, return the excess Funds to the subscriber. Each return of Subscription Funds shall be made to the subscriber in care of the address which appears on the Stock Order Form, without interest.

6. Investment of Subscription Funds. Pending release of any deposited Subscription Funds, the Escrow Agent shall invest the same in interest bearing cash accounts insured by the Federal Deposit Insurance Corporation or any successor thereto; in bonds, bills, notes or other securities issued or guaranteed by a department or other agency of the United States government; in debt obligations issued by private corporations which carry one of the two highest ratings awarded by a national rating agency such as Moody’s or Standard & Poor’s; or in overnight repurchase agreements collateralized at 100% with obligations of the United States Treasury or United States Government Agencies.

7. Release of Subscription Funds; Termination of Escrow Agent Obligations. Upon receipt by the Escrow Agent of a notification, executed by each of the Company and the Sales Agent, which designates a particular business day as a Closing Date, the Escrow Agent shall confirm to those parties the amount of Subscription Funds then maintained in escrow, and the amount of interest which it expects to be accrued as of such Closing Date. On the designated Closing Date, the Escrow Agent shall release to the Company all Subscription Funds made the subject of such confirmation, together with all interest then accrued with respect to such Funds. If the referenced notification from the Company and the Sales Agent specifies that there is to be no subsequent Closing Date, then the Escrow Agent’s obligations hereunder shall terminate upon the release of all such Subscription Funds and accrued interest. Conversely, if no such specification is made, this Agreement shall remain in effect until a later notification to that effect is furnished to the Escrow Agent by the Company and the Sales Agent.

8. Rights and Limitations Upon Duty of Escrow Agent: The Escrow Agent:

a. shall not be responsible in any manner for the validity, correctness or sufficiency of any document or instrument received by or made available to it, in its capacity as Escrow Agent hereunder; nor for the status or failure of any investment into which subscription deposits have been placed with the approval of the remaining parties.

b. shall be entitled to act upon any written certificate, statement, notice, demand, request, consent, agreement or other instrument whatever, not only in reliance upon its due execution and the validity and effectiveness of its provisions, but also as to the accuracy and completeness of any information therein contained, which the Escrow Agent shall in good faith believe to be genuine and to have been signed or presented by any authorized person.

c. shall be entitled to request and receive from any party hereto such documents in addition to those provided for herein as the Escrow Agent may deem necessary to resolve any questions of fact involved in the administration of its duties hereunder.

d. may, at the expense of the remaining parties, consult independent counsel of its choice in respect to any question relating to its duties or responsibilities under this Agreement, and shall not be liable for any action taken or omitted in good faith on advice of such counsel.

e. shall be under no obligation to advance any monetary sum in connection with the maintenance or administration of this Escrow Agreement, to institute or defend any action, suit or legal proceeding in connection herewith, or to take any other action likely to involve the Escrow Agent in expense, unless first indemnified by the remaining parties to the Escrow Agent’s satisfaction.

f. shall not be bound by any amendment to this Escrow Agreement or by any other such amendment or agreement unless the same shall have been executed by the Escrow Agent.

g. shall have only such duties and responsibilities as are expressly set forth in this agreement, together with a general fiduciary duty of reasonable diligence in the performance of its obligations hereunder.

h. may resign and be discharged from its duties hereunder at any time by furnishing notice of such intended resignation to the remaining parties, specifying a date when such resignation shall take effect (which date shall be no fewer than 15 days after the date of mailing or other delivery of such notice) and furnishing to the remaining parties, on or prior to such date, a final accounting of the assets that then comprise the Funds and of all financial activity within the escrow account from the date of the Escrow Agent’s appointment until the date of such resignation (the “Accounting”). Upon receipt of such notice, the remaining parties shall appoint a successor escrow agent, such successor to become Escrow Agent hereunder upon the resignation date specified in the subject notice or, if later, upon the Escrow Agent’s presentation of the Accounting. If the remaining parties are unable to agree upon the identity of a successor escrow agent within 15 days after the date of such notice, the Escrow Agent shall be entitled to appoint its own successor and shall continue to act in its fiduciary capacity until its successor accepts the escrow by notice to the parties hereto and takes possession of the Escrowed Deposit. If the Escrow Agent is unable, despite the use of its best efforts, to obtain the services of a successor, it may petition a court of competent jurisdiction for an appointment effecting such an appointment or providing another remedy, and, pending entry, may deposit the Escrowed Deposit and any accrued interest then within its possession in the registry of the court, together with the Accounting (prepared, in such event, through the end of the business day immediately preceding such a deposit). The remaining parties may at any time agree to substitute a new escrow agent by giving notice thereof to the Escrow Agent then acting.

i. shall be indemnified and held harmless by the remaining parties against any and all liabilities incurred by it hereunder (including all costs, expenses and fees incurred in defending any legal action or administrative proceeding or in resisting any claim), except for those resulting from its own willful misconduct or gross negligence.

j. shall have a lien upon the Escrowed Deposit in an amount sufficient to secure all liabilities, expenses, fees, costs or charges paid, incurred or earned by it arising out of or resulting from this escrow arrangement, and the right, superior to all duties imposed upon it under this Agreement, to retain possession of the Escrowed Deposit pending satisfaction of all such amounts.

k. may, if it becomes uncertain concerning its rights and responsibilities with respect to the escrow, or if it receives instructions with respect to the Escrowed Deposit or Accrued Interest that it believes to be in conflict with this Escrow Agreement or is advised that a dispute has arisen with respect to the Escrowed Deposit, without liability, refrain from taking any action other than to use its best efforts to safeguard the Escrowed Deposit until it is directed otherwise in a writing signed by the remaining parties or by an order of a court of competent jurisdiction. The Escrow Agent is not obligated to institute or defend any legal proceedings, although it may, in its sole discretion and at the remaining parties’ expense, institute or defend such proceedings (including proceedings seeking a declaratory judgment), join interested parties and deposit the Escrowed Deposit and Accrued Interest in the registry of the court.

9. Compensation and Expenses: The escrow account will accrue a service charge of $15.00 per month. In addition, a $20.00 per check fee will be charged if the escrowed Subscription Funds have to be refunded to subscribers due to any cancellation of the Offering. All of these fees are payable upon the release of the escrowed Subscription Funds, and the Escrow Agent is hereby authorized to deduct such fees from the escrowed Subscription Funds.

10. Miscellaneous Provisions:

a. Notices: All notices, consents, approvals, joinders, waivers and other communications required or permitted under this Agreement (each a “Communication”) shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), commercial courier or United States Postal Service overnight delivery service, or, deposited with the United States Postal Service and mailed by first class, registered or certified mail, postage prepaid, in care of the following addresses:

or to such other address as either shall have provided notice to the other in the manner herein permitted. Each such Communication shall be deemed given upon the earlier to occur of (i) actual receipt by the party to whom such Communication is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such Communication is directed) such Communication is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such Communication is directed) after which such Communication is sent (subject in each case to the above-referenced confirmation copy being timely furnished); (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such Communication is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such Communication is directed) following deposit thereof with the United States Postal Service as aforesaid. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any Communication hereunder.

b. Binding Agreements; Non-Assignability: Each of the provisions and agreements herein contained shall be binding upon and enure to the benefit of the personal representatives, heirs, devisees, successors and assigns of the respective parties hereto; but none of the rights or obligations attaching to either party hereunder shall be assignable.

c. Entire Agreement: This Agreement, and the other documents referenced herein, constitute the entire understanding of the parties hereto with respect to the subject matter hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by each of the parties hereto.

d. Severability: Every provisions of this Agreement is intended to be severable. If any term or provision hereof is illegal for any reason whatever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

e. Headings: The headings of the Agreement are inserted for convenience and identification only, and are in no way intended to describe, interpret, define or limit the scope, extent or intent hereof.

f. Application of Florida Law: This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Florida. Venue for all purposes shall be deemed to lie within                  County, Florida.

g. Counterparts: This Agreement may be executed in any number of counterparts, by means of multiple signature pages each containing less than all required signatures, and by means of facsimile signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

Executed by the Parties hereto as of the day first written above:

Federal Trust Bank

By:	James V. Suskiewich, President and Chief Executive Officer

Federal Trust Corporation

By:	James V. Suskiewich, President and Chief Executive Officer

Kendrick Pierce Securities, Inc.

By:	Russell L. Hunt, President